UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 5, 2016

SPENDSMART NETWORKS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-27145	33-0756798
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

805 Aerovista Place, Suite 205 San Luis Obispo, CA	93401
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 497-6081

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On December 4, 2015, SpendSmart Networks, Inc. (the “Company“) consummated its offer (the “Warrant Tender Offer“) to amend certain of its outstanding warrants to purchase an aggregate of 21,634,695 shares of common stock (the “Offer to Amend and Exercise“), including: (i) outstanding warrants to purchase an aggregate of 17,918,675 shares of the Company’s common stock issued to investors who participated in the Company’s private placement financing closed on February 11, 2014, February 21, 2014, March 6, 2014, and March 14, 2014 (the “2014 Warrants“), of which 16,289,704 are exercisable at an exercise price of $1.10 per share, as well as warrants issued to the placement agent in connection with such financing (the “$1.10 2014 Warrants“) and 1,628,971 are exercisable at an exercise price of $1.27 per share (the “$1.27 2014 Warrants“); (ii) outstanding warrants to purchase an aggregate of 1,711,106 shares of the Company’s common stock issued to investors who participated in the Company’s private placement financings closed on November 30, 2012, July 19, 2012, June 20, 2012, May 24, 2012 and March 31, 2012, as well as warrants issued to the placement agent in connection with such financings (the “2012 Warrants“), of which 1,417,799 are exercisable at an exercise price of $7.50 per share (the “$7.50 2012 Warrants“) and 244,640 are exercisable at an exercise price of $9.00 per share (the “$9.00 2012 Warrants“) and 48,667 are exercisable at an exercise price of $12.00 per share (the “$12.00 2012 Warrants“); (iii) outstanding warrants to purchase an aggregate of 1,569,935 shares of the Company’s common stock issued to investors who participated in the Company’s private placement financing completed on January 19, 2011, May 20, 2011, October 21, 2011, and November 21, 2011, as well as warrants issued to the placement agent in connection with such financing (the “2011 Warrants“) of which 1,083,333 are exercisable at an exercise price of $6.00 per share (the “$6.00 2011 Warrants“), 250,001 are exercisable at an exercise price of $7.50 per share (the “$7.50 2011 Warrants“) and 236,601 are exercisable at an exercise price of $9.00 per share (the “$9.00 2011 Warrants“); and (iv) outstanding warrants to purchase an aggregate of 434,979 shares of the Company’s common stock issued to investors who participated in the Company’s private placement financings closed on November 16, 2010  (the “2010 Warrants“), of which 125,000 are exercisable at an exercise price of $6.00 per share (the “$6.00 2010 Warrants“) 222,479 are exercisable at an exercise price of $9.00 per share (the “$9.00 2010 Warrants“) and 87,500 are exercisable at an exercise price of $7.50 per share (the “$7.50 2010 Warrants“). The 2014 Warrants, the 2012 Warrants, the 2011 Warrants, and the 2010 Warrants are collectively referred to as the “Original Warrants“.

The Offer to Amend and Exercise expired at 5:00 p.m. Eastern Time on February 5, 2016. Pursuant to the Offer to Amend and Exercise, an aggregate of 16,172,144 Original Warrants were tendered by their holders and were amended and exercised in connection therewith for an aggregate exercise price of approximately $2,425,822 following the amendment and exercise of the 16,172,144 Original Warrants, the Company had 38,271,281 shares of common stock issued and outstanding.

The Company issued the Original Warrants in private placement transactions in reliance on the exemption from registration provided by Rule 506 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act“). In connection with such transactions, the holders of the Original Warrants represented that they were “accredited investors.“ Similarly, the issuance of the shares of the Company’s common stock upon the amendment and exercise of the 16,172,144 Original Warrants was exempt from registration under the Securities Act pursuant to Rule 506 of Regulation D. In connection with the Warrant Tender Offer, the holders of the tendered warrants represented that they were “accredited investors.“

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SPENDSMART NETWORKS, INC.
/s/ Alex Minicucci
Dated: February 8, 2016	By:	Alex Minicucci
Chief Executive Officer